As filed with the Securities and Exchange Commission on May 28, 2004
Registration No. 333-111983

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NPTEST HOLDING CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	37-1469466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

150 Baytech Drive,
San Jose, CA 95134
(408) 586-8200
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

NPTest Holding Corporation
2003 Stock Incentive Plan
(Full Title of the Plan)

Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, DE 19808
(800) 927-9800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Leslie Weise, Esq.	Alan F. Denenberg
NPTest Holding Corporation	Davis Polk & Wardwell
150 Baytech Drive	1600 El Camino Real
San Jose, CA 95134	Menlo Park, CA 94025
Telephone (408) 586-8200	Telephone (650) 752-2000
Fax (650) 752-2111

     NPTest Holding Corporation hereby withdraws from registration 3,821,851 shares of our common stock registered hereon which have not been sold under the Registration Statement due to the Agreement and Plan of Reorganization entered into by Credence Systems Corporation, Cataline Corporation and NPTest Holding Corporation on February 22, 2004. Pursuant to this Agreement and Plan of Reorganization, NPTest Holding Corporation will be merged with and into Cataline Corporation (a wholly-owned subsidiary of Credence Systems Corporation) and will thereafter cease to exist.

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     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of San Jose, State of California, on May 28, 2004.

SIGNATURES

NPTEST HOLDING CORPORATION

By:	/s/ Ashok Belani

Name:	Ashok Belani
Title:	President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ashok Belani	President, Chief Executive Officer	May 28, 2004
and Director
Ashok Belani

*	Chief Financial Officer	May 28, 2004

David Mullin

*	Controller and Chief Accounting	May 28, 2004
Officer
Jack Sexton

*	Director	May 28, 2004

Dipanjan Deb

*	Director	May 28, 2004

Benjamin Ball

*	Director	May 28, 2004

Ajay Shah

*	Director	May 28, 2004

John Sullivan

*By:	/s/ Ashok Belani

Ashok Belani
Attorney-in-fact

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